UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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OLD NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OLD NATIONAL BANCORP
ONE MAIN STREET
EVANSVILLE, INDIANA 47708
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:
     Notice is hereby given that the Annual Meeting of Shareholders of Old National Bancorp (the “Company”) will be held on Thursday, April 27, 2006, at 10:00 a.m., Evansville time, at The Centre, 715 Locust Street, Evansville, Indiana.
     The Annual Meeting will be held for the following purposes:

1.	The election of four Directors to Class I of the Company’s Board of Directors, each to serve a term of three years, until a successor has been duly elected and qualified.

2.	Ratification of the appointment of Crowe Chizek and Company LLC as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2006.

3.	Transaction of such other matters as may properly come before the meeting or any adjournments and postponements thereof.
     Shareholders of record at the close of business on February 21, 2006, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel and
Corporate Secretary
March 14, 2006
IMPORTANT
PLEASE SUBMIT YOUR PROXY PROMPTLY BY MAIL OR BY INTERNET. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
INDEPENDENT ACCOUNTANTS’ FEES
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OLD NATIONAL BANCORP
ONE MAIN STREET
EVANSVILLE, INDIANA 47708
PROXY STATEMENT
        This proxy statement is furnished to the shareholders of Old National Bancorp (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 27, 2006, at 10:00 a.m., Evansville time, at The Centre, 715 Locust Street, Evansville, Indiana, and at any and all adjournments or postponements of such meeting (the “Annual Meeting”). A Notice of Annual Meeting of Shareholders and form of proxy accompany this proxy statement.
     Any shareholder giving a proxy has the right to revoke it by voting in person at the Annual Meeting, by timely delivery of a later-dated proxy or by a written notice delivered to the Corporate Secretary of the Company at P.O. Box 718, Evansville, Indiana 47705-0718, at any time before such proxy is exercised. All proxies will be voted in accordance with the directions of the shareholder giving such proxy. To the extent no directions are given, proxies will be voted “FOR” the election of the four persons named as nominees in this proxy statement as Directors of the Company and “FOR” the ratification of the appointment of Crowe Chizek and Company LLC as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 2006. With respect to such other matters that may properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.
     The mailing address of the principal executive offices of the Company is Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718. The approximate date on which this proxy statement and form of proxy for the Annual Meeting are first being sent or given to shareholders of the Company is March 14, 2006.
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
        Only shareholders of the Company of record at the close of business on February 21, 2006, will be eligible to vote at the Annual Meeting.
     The voting securities of the Company entitled to be voted at the Annual Meeting consist only of common stock, without par value, of which 67,441,762 shares were issued and outstanding on the record date of February 21, 2006. The Company has no other class of stock that is outstanding. Each shareholder of record on the record date will be entitled to one vote for each share of common stock registered in the shareholder’s name.
     As of February 21, 2006, to the knowledge of the Company, no person or firm, other than the Company, beneficially owned more than 5% of the common stock of the Company outstanding on that date. As of February 21, 2006, no individual Director, nominee or officer beneficially owned more than 5% of the common stock of the Company outstanding.
     As of February 21, 2006, to the knowledge of the Company, only the Company indirectly beneficially owned more than 5% of the outstanding common stock of the Company. The Company indirectly owned 6,032,346 shares of common stock of the Company, which constituted 8.94% of the outstanding common stock of the Company on that date. These shares are held in various fiduciary capacities through the Company’s wholly-owned trust company.

ITEM 1. ELECTION OF DIRECTORS
        The first item to be acted upon at the Annual Meeting of Shareholders is the election of four Directors to Class I of the Board of Directors, each to hold office for three years (until the 2009 Annual Meeting) and until their successor shall have been duly elected and qualified.
     In accordance with the Company’s Articles of Incorporation, the Board of Directors consists of 11 directors divided into three classes with staggered terms. Each class is to be elected to three year terms with each term expiring in different years. At each Annual Meeting the Directors or nominees constituting one class are elected for a three year term. The current Class I Directors’ terms will expire at the Annual Meeting, on April 27, 2006. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with the By-Laws for the remainder of the full term of the vacant directorship.
     The Board of Directors intends to nominate for election as Class I Directors the following four persons, all of whom are presently serving as Class I Directors of the Company: Joseph D. Barnette, Jr., Larry E. Dunigan, Phelps L. Lambert and Marjorie Z. Soyugenc. If any Director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors, if the Board determines to fill such nominee’s position. Unless authorization is withheld, the enclosed proxy, when properly signed and returned, will be voted “FOR” the election as Directors of all of the nominees listed in this proxy statement.
     Pages three through six contain the following information with respect to each Class I Director, and with respect to incumbent Directors in Classes II and III of the Board of Directors who are not nominees for re-election at the Annual Meeting: name; principal occupation or business experience for the last five years; age; the year in which the nominee or incumbent Director first became a Director of the Company; the number of shares of common stock of the Company beneficially owned by the nominee or incumbent Director as of February 21, 2006; and the percentage that the shares beneficially owned represent of the total outstanding shares of the Company as of February 21, 2006. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee or incumbent Director includes those over which he or she has either sole or shared voting or investment power.

INFORMATION REGARDING INCUMBENT DIRECTOR NOMINEES
CLASS I DIRECTORS
(Term Expiring 2009)

JOSEPH D. BARNETTE, JR.
• President, The Sexton Companies
(2002 - present)
(Apartment Developers/ Managers)
• Chairman, Bank One, Indiana, N.A.
(2000 - 2002)
(Financial Services)
• Age 66
• Director since January 2005	LARRY E. DUNIGAN • Chief Executive Officer, Holiday Management Company (2000 - present) (Health Care Services and Internet Services) • Age 63 • Director since 1982

PHELPS L. LAMBERT • Managing Partner, Lambert and Lambert (2000 - present) (Investments) • Age 58 • Director since 1990
MARJORIE Z. SOYUGENC
• Executive Director and CEO,
Welborn Baptist Foundation, Inc.
(2004 - present)
(Non-Profit Foundation)
• Executive Director and CEO,
WBH Evansville, Inc.,
Welborn Foundation, Inc. and
Welborn Baptist Foundation, Inc.
(2000 - 2004)
(Non-Profit Foundation)
• Age 65
• Director since 1993

INFORMATION REGARDING DIRECTORS CONTINUING IN OFFICE
CLASS II DIRECTORS
(Term to Expire 2007)

DAVID E. ECKERLE • Former Chairman and CEO, Old National Bank, Jasper, Indiana (an affiliate of the Company) (2000 - present) • Age 62 • Director since 1993
NIEL C. ELLERBROOK
• Chairman, President and CEO, Vectren Corporation
(2003 - present)
(Energy Holding Company)
• Chairman of the Board and CEO, Vectren Corporation
(2000 - 2003)
(Energy Holding Company)
• Age 57
• Director since 2002
KELLY N. STANLEY
• President, BMH Foundation, Inc.
(2003 - present)
(Non-Profit Foundation)
• President and CEO, Ontario Corporation
(2000 - 2003)
(Diversified Technology/ Manufacturing Company)
• Age 62
• Director since 2000

CLASS III DIRECTORS
(Term Expiring 2008)

ALAN W. BRAUN
• Chairman, President and CEO, Industrial Contractors, Inc.
(Construction)
(2004 - present)
• Chairman and CEO, Industrial Contractors, Inc.
(2002 - 2004)
• President, Industrial Contractors, Inc.
(2000 - 2002)
• Age 62
• Director since 1988
ANDREW E. GOEBEL
• Financial and Management Consultant(2003 - present)
• President and COO, Vectren Corporation
(2000 - 2003)
(Energy Holding Company)
• President and COO, Sigcorp, Inc.
(2000)
(Utility)
• Age 58
• Director since 2000

ROBERT G. JONES
• President and CEO, Old National Bancorp
(2004 - present)
• CEO, McDonald Investments, Inc., a subsidiary of KeyCorp
(2001 - 2004)
(Financial Services)
• Executive Vice President, KeyCorp
(2000 - 2001)
(Financial Services)
• Age 49
• Director since 2004	CHARLES D. STORMS • Chairman, President and CEO, Red Spot Paint & Varnish Co., Inc. (2000 - present) (Manufacturer of Industrial Coatings) • Age 62 • Director since 1988

COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS AND
EXECUTIVE OFFICERS
        The following table sets forth information concerning beneficial ownership of the shares of common stock of the Company on February 21, 2006, by each Director and Named Executive Officer and by all Directors and Executive Officers as a group.

	Number of Shares		Percent of
Name of Person	Beneficially Owned(1)		Common Stock

Joseph D. Barnette, Jr.	2,743	(2)	*
Alan W. Braun	235,532	(3)	*
Larry E. Dunigan	342,975	(4)	*
David E. Eckerle	100,794	(5)	*
Niel C. Ellerbrook	5,355	(6)	*
Andrew E. Goebel	10,485	(7)	*
Michael R. Hinton	435,430	(8)	*
Annette W. Hudgions	142,419	(9)	*
Robert G. Jones	135,106	(10)	*
Phelps L. Lambert	239,117	(11)	*
Daryl D. Moore	329,593	(12)	*
Marjorie Z. Soyugenc	283,256	(13)	*
Kelly N. Stanley	45,653	(14)	*
Charles D. Storms	69,269	(15)	*
Christopher A. Wolking	86,490	(16)	*
Directors and Executive Officers as a Group (19 persons)	2,685,756		4.0%

*	Less than 1%

(1)	Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that person.

(2)	Includes 1,000 shares held by Charlene Ann Barnette, Mr. Barnette’s spouse.

(3)	Includes 65,697 shares held in The Braun Investment Partnership, L.P. of which Mr. Braun is a general partner. Mr. Braun disclaims beneficial ownership of the shares except to the extent of his pecuniary interest.

(4)	Includes 10,722 shares held by Kevin T. Dunigan Trust, Sharon Dunigan, trustee; 10,036 shares held by Derek L. Dunigan Trust, Sharon Dunigan, trustee; 3,980 shares held by Mitchell Ryan Dunigan Trust, Larry Dunigan, trustee; and 95,982 shares held by Larry E. and Sharon Dunigan.

(5)	Includes 22,369 shares held by Luella Eckerle, Mr. Eckerle’s spouse. Also includes 12,155 shares issuable to Mr. Eckerle upon exercise of outstanding stock options immediately exercisable.

(6)	Includes 391 shares held by Karen Ellerbrook, Mr. Ellerbrook’s spouse.

(7)	Includes 1,160 shares held by Darlene Goebel, Mr. Goebel’s spouse.

(8)	Includes 11,264 shares held by Debra D. Hinton, Mr. Hinton’s spouse. Also includes 357,129 shares issuable to Mr. Hinton upon exercise of outstanding stock options immediately exercisable. Also includes 28,250 shares of performance-based restricted stock.

(9)	Includes 115,696 shares issued to Ms. Hudgions upon exercise of outstanding stock options immediately exercisable. Also includes 11,700 shares of performance-based restricted stock.

(10)	Includes 26,250 shares issuable to Mr. Jones upon exercise of outstanding stock options immediately exercisable. Also includes 51,250 shares of performance-based restricted stock.

(11)	Includes 11,765 shares held by Carol M. Lambert, Mr. Lambert’s spouse.

(12)	Includes 288,144 shares issuable to Mr. Moore upon exercise of outstanding stock options immediately exercisable. Also includes 12,300 shares of performance-based restricted stock.

(13)	Includes 268,339 shares held by Rahmi Soyugenc, Ms. Soyugenc’s spouse.

(14)	Includes 231 shares held by Donna M. Stanley, Mr. Stanley’s spouse. Also includes 23,781 shares issuable to Mr. Stanley upon exercise of outstanding stock options.

(15)	Includes 214 shares held by Elizabeth K. Storms, Mr. Storms’ spouse.

(16)	Includes 72,388 shares issued to Mr. Wolking upon exercise of outstanding stock options immediately exercisable. Also includes 9,600 shares of performance-based restricted stock.

EXECUTIVE OFFICERS OF THE COMPANY
        The Executive Officers of the Company are listed in the table below. Each officer serves a term of office of one year and until the election and qualification of his or her successor.

Name	Age	Office and Business Experience

Robert G. Jones	49	President, Chief Executive Officer, and Director of the Company since September 2004. CEO of McDonald Investments, Inc., a subsidiary of Keycorp, from September 2001 to September 2004, and Executive Vice President of Keycorp from December 1999 to September 2001.
Caroline J. Ellspermann	38	Executive Vice President of the Company since December 2004, CEO of Old National Trust Company since October 2004 and President of Old National Wealth Management since June 2003. Senior Vice President of the Company and Manager of Old National Private Client Group from 2001 to June 2003. Previously, Private Banking Division Manager of Fifth Third Bank from 1999 to 2001.
Michael R. Hinton	51	Chairman and CEO of Old National Bank since January 2005. Senior Executive Vice President and Chief Operating Officer of the Company since August 2004. President and Chief Operating Officer of the Company from April 2003 to August 2004, Executive Vice President of the Company from 2000 to April 2003 and Community Chairman of Old National Bank, Evansville, Indiana since January 2000.
Annette W. Hudgions	48	Chief Administrative Officer of the Company since January 2005. Executive Vice President of the Company since August 2002 and President and CEO of Old National Service Division since April 1997.
Jeffrey L. Knight	46	Executive Vice President and Chief Legal Counsel of the Company since December 2004. Senior Vice President of the Company from 2001 to 2004. Corporate Secretary of the Company since 1994 and General Counsel of the Company from 1993 to 2004.
Daryl D. Moore	48	Executive Vice President and Chief Credit Officer of the Company since January 2001 and Senior Vice President of the Company from 1996 to 2001.
Allen R. Mounts	54	Executive Vice President and Chief Human Resources Officer of the Company since January 2005. Senior Vice President of the Company from 2001 to January 2005 and Vice President of the Company from 1993 to 2001. Director of Human Resources of the Company from 1993 to January 2005.
Barbara A. Murphy	55	Executive Vice President and Chief Risk Officer of the Company since June 2005. Previously, Executive Vice President at Bank One in Chicago, Illinois and Columbus, Ohio from 1989 to 2004.
Christopher A. Wolking	45	Executive Vice President and Chief Financial Officer of the Company since January 2005. Senior Vice President of the Company from 2001 to January 2005 and Vice President of the Company from 1999 to 2001. Treasurer of the Company from 1999 to January 2005.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
        The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2005. All incumbent Directors attended 75% or more of the aggregate of the total number of meetings of the Board and of the Board committees to which they were appointed.
     Although the Company does not have a formal policy requiring Board members to attend the Annual Meeting of Shareholders, all of the directors attended the Annual Meeting of Shareholders in 2005.
     The members of the Company’s Board of Directors are elected to various committees. The standing committees of the Board of Directors include an Executive Committee, an Audit Committee, a Compensation and Management Development Committee (“Compensation Committee”), a Corporate Governance and Nominating Committee, a Funds Management Committee, a Risk and Credit Policy Committee, and a Community and Social Responsibility Committee.

     When the Board is not in session, the Executive Committee has all of the power and authority of the Board except with respect to amending the Articles of Incorporation or By-Laws of the Company; approving an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets; recommending to the shareholders a dissolution of the Company or a revocation of such dissolution; declaring dividends; or authorizing the issuance or reacquisition of shares. The Executive Committee did not meet in 2005 and currently does not have any permanent members.
     The members of the Audit Committee are Andrew E. Goebel (Chairperson), Larry E. Dunigan, Phelps L. Lambert, Marjorie Z. Soyugenc and Kelly N. Stanley. The Audit Committee held ten meetings during 2005. The functions of the Audit Committee are described under “Report of the Audit Committee” on pages 10 through 12. The Audit Committee has adopted a written charter which has been approved by the Board. A copy of the Audit Committee Charter is attached hereto as Appendix I.
     The members of the Corporate Governance and Nominating Committee are Larry E. Dunigan (Chairperson), Niel C. Ellerbrook, Phelps L. Lambert, and Kelly N. Stanley. The Corporate Governance and Nominating Committee met four times in 2005. The functions of the Corporate Governance and Nominating Committee are described under “Report of the Corporate Governance and Nominating Committee” on pages 13 through 15. The Corporate Governance and Nominating Committee has adopted a written charter which has been approved by the Board. A copy of the charter can be reviewed under the Corporate Governance link on the Company’s website at www.oldnational.com and is also available in print to any shareholder upon request.
     The members of the Compensation Committee are Niel C. Ellerbrook (Chairperson), Joseph D. Barnette, Jr., Larry E. Dunigan and Marjorie Z. Soyugenc. The Compensation Committee met five times during 2005. The functions of the Compensation Committee are described under “Report of the Compensation Committee on Executive Compensation” on pages 16 through 19. The Compensation Committee has adopted a written charter which has been approved by the Board. A copy of the charter can be reviewed under the Corporate Governance link on the Company’s website at www.oldnational.com and is also available in print to any shareholder upon request.
     The members of the Risk and Credit Policy Committee are David E. Eckerle (Chairperson), Joseph D. Barnette, Jr., Alan W. Braun, Andrew E. Goebel and Charles D. Storms. The Risk and Credit Policy Committee met two times in 2005. The function of the Risk and Credit Policy Committee is to oversee the Company’s policies, procedures and practices relating to credit, operation and compliance risk. The Risk and Credit Policy Committee has adopted a written charter which has been approved by the Board. A copy of the charter is available in print to any shareholder upon request.
     The members of the Community and Social Responsibility Committee are Marjorie Z. Soyugenc (Chairperson), Alan W. Braun, David E. Eckerle and Charles D. Storms. The Community and Social Responsibility Committee met two times in 2005. The Community and Social Responsibility Committee has the responsibility to review the Company’s compliance with the Community Reinvestment Act, Fair Lending Practices, associate and supplier diversity and the Company’s Affirmative Action Plan. During 2005, the Committee approved the formation of the Old National Bank Foundation through which major charitable gifts from the Company will be funded. The Community and Social Responsibility Committee has adopted a written charter which has been approved by the Board. A copy of the charter is available in print to any shareholder upon request.
     The members of the Funds Management Committee are Phelps L. Lambert (Chairperson), David E. Eckerle, Andrew E. Goebel and Charles D. Storms. The Funds Management Committee met four times during 2005. The function of the Funds Management Committee is to monitor the balance sheet risk profile of the Company, including credit, interest rate, liquidity and leverage risks. The Funds Management Committee is also responsible for reviewing and approving the investment policy for the Company. The Funds Management Committee has adopted a written charter which has been approved by the Board. A copy of the charter is available in print to any shareholder upon request.

DIRECTOR COMPENSATION
        All outside Directors of the Company receive an annual retainer of $35,000 for serving as Directors. The outside Directors receive $20,000 of the retainer in cash, while $15,000 of the retainer is paid in Company stock. Directors not otherwise employed by the Company also receive $1,000 for each Committee meeting attended and Audit Committee members receive $1,500 for each Audit Committee meeting attended. The Audit Committee Chairman receives an additional annual retainer of $7,500 and Directors serving as a Committee Chairman on other committees receive an additional annual retainer of $2,500. The non-executive Chairman of the Board receives an additional annual retainer of $25,000. Robert G. Jones, president and CEO of the Company and the only inside Director on the Board, receives no compensation for his directorship.
INDEPENDENT ACCOUNTANTS’ FEES
Fees Paid to PricewaterhouseCoopers LLP
     The following table sets forth the aggregate fees for audit services rendered by PricewaterhouseCoopers LLP in connection with the consolidated financial statements and reports for fiscal year 2005 and for other services rendered during fiscal year 2005 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services. The aggregate fees included in Audit are fees billed for the fiscal years for the audit of the registrant’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the applicable fiscal years.

	Fiscal 2005	Fiscal 2004

Audit	1,125,500	$1,005,700
Audit Related	0	0
Tax	0	103,774
All Other	11,268	22,928

Total	$1,136,768	$1,132,402

Audit Fees:
     Consists of fees billed for professional services rendered for (i) the audit of Old National’s consolidated financial statements, (ii) the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, and (iv) the attest services, except those not required by statute or regulation. The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statement for the fiscal year ended December 31, 2005 were $1,125,500, of which an aggregate amount of $725,500 had been billed through December 31, 2005.
Audit-Related Fees:
     Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
Tax Fees:
     Consists of fees billed for tax compliance/preparation and other tax services. Tax compliance/ preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning and for individual income tax preparation.
All Other Fees:
     Consists of fees for all other services provided by PricewaterhouseCoopers LLP other than those reported above. These services include benchmarking surveys and specialized consulting.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants
     All of the fees and services described above under “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed supporting documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.
REPORT OF THE AUDIT COMMITTEE
        This Audit Committee report is provided to inform shareholders of the Audit Committee oversight with respect to the Company’s financial reporting. The Audit Committee operates under a written Audit Committee Charter, which was updated early in 2006, which meets the requirements of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), and which is attached hereto as Appendix I.
Independence of Audit Committee Members
     The Audit Committee is comprised of five members of the Board of Directors of the Company. All of the members of the Audit Committee are independent from management and the Company (as independence is currently defined in the NYSE’s listing requirements).
Scope of Responsibilities
     The Audit Committee’s responsibilities are primarily derived from its role in the general oversight of the financial reporting process. That role includes the creation and maintenance of a strong internal control environment and a process of assessing the risk of fraud in the reporting process. The committee’s responsibilities include the authority and the responsibility of selecting, evaluating and, where appropriate, replacing the independent accountants; reviewing the scope, conduct and results of audits performed; making inquiries as to the differences of views, if any, between such independent accountants and officers and employees of the Company and subsidiaries with respect to the financial statements and records and accounting policies, principles, methods and systems; considering whether the provision by the independent accountants of services for the Company, in addition to the annual audit examination, is compatible with maintaining the independent accountants’ independence; reviewing the policies and guidelines of the Company and subsidiaries designed to ensure the proper use and accounting for corporate assets, and the activities of the Company’s internal audit department; pre-approving all auditing services and permissible non-audit services provided to the Company by the independent accountants; reviewing any significant disagreements between management and the independent accountants in connection with the preparation of the financial statements; and discussing the quality and adequacy of the Company’s internal controls with management, the internal auditors and the independent accountants.
     While the primary responsibility for compliance activities is with the Risk and Credit Policy Committee, the Audit Committee has responsibility for the general oversight of the Company’s compliance with banking laws and regulations.
2005 Work of the Audit Committee
     In November of 2005, the Audit Committee engaged Crowe Chizek and Company LLC, an Indiana-based accounting firm, as the Company’s independent registered public accounting firm as of and for the period ending December 31, 2006, subject to ratification by the shareholders of the Company at the 2006 Annual Meeting. The engagement of an Indiana-based firm aligns with the Company’s strategic direction of being a community bank focused on its footprint.
     In fulfilling its oversight responsibilities in 2005, the Audit Committee continued to be actively involved in working with the Chief Credit Officer and the Chief Financial Officer of the Company in ensuring that the Company has established appropriate levels for its loan loss reserve. The Audit Committee continues to monitor management’s progress in implementation of the modifications undertaken by the Company to its credit approval processes in 2003, 2004 and 2005 in order to address the high level of loan losses incurred during those years.
     During the year, the Audit Committee monitored the efforts undertaken by the Company to comply with the internal control certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These efforts included the formation of a new department within the Company’s accounting function to monitor and assess the effectiveness of the Company’s internal controls over financial reporting.
     The Audit Committee, in its designated role as the committee assigned the responsibility for general oversight of the Company’s compliance with banking laws and regulations, met regularly with the Company’s Chief Risk Officer and other management personnel to review the Company’s compliance with banking laws and regulations and receive updates regarding regulatory matters. In addition, the Chairman of the Audit Committee is a member of the Company’s Risk and Credit Policy Committee, which has primary oversight of the credit administration and compliance activities of the Company.
     Throughout the year, the Audit Committee was involved in monitoring the Ethicspoint® reporting system which was acquired and implemented in 2003 to assist the Audit Committee in administering the anonymous complaint procedures outlined in the Code of Business Conduct and Ethics*. The Sarbanes-Oxley Act of 2002 required that the Audit Committee establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters. The Audit Committee will continue to ensure that the Company is in compliance with all applicable rules and regulations with respect to the submission to the Audit Committee of anonymous complaints from employees of the Company.
Review with Management and Independent Accountants
     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005, and the footnotes thereto, with management and the independent accountants, PricewaterhouseCoopers LLP. The Audit Committee also received from management drafts of the Company’s Quarterly Reports on Form 10-Q and reviewed drafts of the Company’s earnings releases prior to public dissemination.
     The Audit Committee periodically reviewed with the independent accountants their assessment of the progress being made by the Company and by the independent accountants in achieving the challenging schedule necessary to comply with the internal control certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, by the compliance and reporting date of December 31, 2005.

*	The Company’s Code of Business Conduct and Ethics is available under the Corporate Governance link on the Company’s website at www.oldnational.com and is also available in print to any shareholder upon request.

     The Audit Committee reviewed with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audit activities. The Audit Committee also met with its internal auditors and the independent accountants, with and without management present, to discuss the results of their examination and their evaluations of internal controls. Additionally, the Audit Committee reviewed and discussed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee pursuant to Statement of Auditing Standards No. 61, as amended.
     The Audit Committee discussed with PricewaterhouseCoopers LLP their independence from management and the Company, and received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1. The Audit Committee also administered the Company’s policy regarding engagement of independent accountants to provide non-audit services. In addition, the Audit Committee has discussed with the independent accountants the accountants’ independence from management and the Company, including the matters in the accountants’ written disclosures required by the Independence Standards Board.
Audit Committee Financial Expert
     In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors of the Company determined that Andrew E. Goebel is an Audit Committee “Financial Expert.” Mr. Goebel is independent as that term is used in Schedule 14A under the Securities Exchange Act of 1934.
Appointment of Crowe Chizek and Company LLC
     The Audit Committee has appointed Crowe Chizek and Company LLC as the Company’s independent registered public accounting firm as of and for the period ending December 31, 2006, subject to ratification by the shareholders of the Company at the 2006 Annual Meeting.
Annual Committee Review of Charter and Performance Evaluation
     As required by the Audit Committee’s Charter, in early 2006 the Audit Committee reviewed the Charter and determined that several modifications were advisable at that time. Also, as required by the Audit Committee’s Charter, the Audit Committee conducted an annual performance evaluation, the results of which have been discussed with the Audit Committee members and shared with the Corporate Governance Committee.
Conclusion
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.
Submitted by,

Members of the Audit Committee

Andrew E. Goebel, Chairman
Larry E. Dunigan
Phelps L. Lambert
Marjorie Z. Soyugenc
Kelly N. Stanley

REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE
        The Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) is primarily responsible for corporate governance matters affecting the Company and its subsidiaries. The Corporate Governance Committee operates under a written charter which conforms to the requirements of the SEC and the NYSE.
Independence of Corporate Governance and Nominating Committee Members
     The Corporate Governance Committee is comprised of four members of the Board of Directors of the Company. All of the members of the Corporate Governance Committee are independent from management and the Company (as independence is currently defined in the NYSE’s listing requirements and in the Company’s Corporate Governance Guidelines).*
Scope of Responsibilities
     The Corporate Governance Committee has responsibility for recruiting and nominating new Directors, assessing the independence of non-management Directors, leading the Board in its annual performance evaluation, reviewing and assessing the adequacy of the Corporate Governance Guidelines and retaining outside advisors as needed to assist and advise the Board with respect to legal and other accounting matters. The Corporate Governance Committee is also responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole.
Director Nomination Procedures
     The Company’s nomination procedures for Directors are governed by its By-Laws. Each year the Corporate Governance Committee makes a recommendation to the entire Board of Directors of nominees for election as Directors. The Corporate Governance Committee will review suggestions from shareholders regarding nominees for election as Directors. All such suggestions from shareholders must be submitted in writing to the Corporate Governance Committee at the Company’s principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which Directors are to be elected. All written suggestions of shareholders must set forth (i) the name and address of the shareholder making the suggestion, (ii) the number and class of shares owned by such shareholder, (iii) the name, address and age of the suggested nominee for election as Director, (iv) the nominee’s principal occupation during the five years preceding the date of suggestion, (v) all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee, and (vi) such other information as the Corporate Governance Committee may reasonably request. Consent of the suggested nominee to serve as a Director of the Company, if elected, must also be included with the written suggestion.
     In seeking individuals to serve as Directors, the Corporate Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise. Directors should have an active interest in the business of the Company, possess a willingness to represent the best interests of all shareholders, be able to objectively appraise management performance, possess the highest personal and professional ethics, integrity and values, and be able to comprehend and advise management on complicated issues that face the Company and Board.
     Directors should also demonstrate achievement in one or more fields of business, professional, governmental, communal scientific or educational endeavor. Directors are expected to have sound judgment, born of management or policy making experience that demonstrates an ability to function effectively in an oversight role. In addition, directors should have a general appreciation regarding major issues facing public companies

*	The Company’s Corporate Governance Guidelines are available under the Corporate Governance link on the Company’s website at www.oldnational.com and are also available in print to any shareholder upon request made to the Company’s Corporate Secretary, P.O. Box 718, Evansville, IN 47705.

of a size and operational scope similar to that of the Company. These issues include contemporary governance concerns, regulatory obligations of an SEC reporting financial holding company, strategic business planning and basic concepts of corporate finance.
2005 Work of the Corporate Governance Committee
     The Corporate Governance Committee achieved several accomplishments in 2005. In January 2005, the Committee reviewed information submitted by shareholders of the Company recommending candidates for the board of directors. The Committee determined, after careful deliberation, that Mr. Barnette, recommended to the Committee by a director of the Company, would be a valuable board member because of his many years of banking experience as CEO of Bank One in Indianapolis and his relationships within the Indianapolis market. As a result, the Committee recommended to the board that Mr. Barnette fill the board vacancy that existed. The full board appointed Mr. Barnette to fill the board vacancy at its January 27, 2005, meeting.
     In April 2005, the Committee created two new committees of the board in order to enhance the board’s ability to provide governance oversight. The Community and Social Responsibility Committee is responsible for reviewing the Company’s policies and programs that relate to public issues of significance to the Company and the public at large. This Committee reviews and considers how the Company meets its community and social responsibility with particular interest in charitable contributions, community development and reinvestment, government relations and legislation impacting the Company. The Risk and Credit Policy Committee was also created by the board at its April 2005 meeting. This Committee assists the board in overseeing and receiving information regarding the Company’s policies, procedures and practices relating to credit and operational risk.
     In addition to fulfilling the requirements of the Committee as outlined in its charter, in 2005 the Committee reviewed and approved a succession plan for the CEO, reviewed and confirmed the appropriateness of director fees and led the board and its committees in the annual self-evaluation process.
Contacting the Board of Directors
     Any shareholder or other interested party who desires to contact Old National’s Chairman or the other members of the Board of Directors may do so by writing to: Board of Directors, c/o Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, IN 47705-0718. Communications received are distributed to the Chairman of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Corporate Secretary to the Chairman of the Audit Committee for review.
Director Independence Standards
     In 2003, the Corporate Governance Committee developed and adopted Independence Standards for Board Members within the Company’s Corporate Governance Guidelines which were approved by the full Board. Except for the President and CEO, Robert G. Jones, and one non-management Board member, Alan W. Braun, the Board has determined that all of its members are independent as currently defined in the Company’s Independence Standards.
Annual Committee Review of Charter and Performance Evaluation
     As required by the Corporate Governance Committee’s Charter, in early 2006 the Corporate Governance Committee reviewed its Charter and elected not to make any modifications. Also, as required by the Corporate Governance Committee’s Charter, the Corporate Governance Committee conducted an annual performance evaluation.

Commitment
     The Corporate Governance Committee is committed to ensuring that the Company implements and follows corporate governance principles that are in furtherance of the interests of the Company’s shareholders. The Corporate Governance Committee anticipates meeting throughout 2006 to further enhance the Company’s corporate governance principles and to ensure that the Company remains compliant with corporate governance requirements of the SEC and the NYSE.
Submitted by,

Larry E. Dunigan, Chairman
Niel C. Ellerbrook
Phelps L. Lambert
Kelly N. Stanley

REPORT OF THE COMPENSATION AND MANAGEMENT
DEVELOPMENT COMMITTEE ON EXECUTIVE COMPENSATION
        The Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) is currently composed of four non-employee Directors who are not eligible to participate in any management compensation programs. The Compensation Committee operates under a written charter which conforms to the requirements of the SEC and NYSE. An independent compensation consulting firm, Mercer Human Resource Consulting, has been retained by the Compensation Committee to advise the Compensation Committee and the Company on executive compensation matters.
Independence of the Compensation Committee Members
     All four members of the Compensation Committee are independent from management and the Company (as independence is currently defined in the NYSE’s listing requirements and in the Company’s Corporate Governance Guidelines).
Scope of Responsibilities
     The Compensation Committee is appointed by the Board to approve and evaluate the Company’s compensation and benefit programs and to ensure the competitiveness of these programs. The Compensation Committee is responsible for annually reviewing and approving corporate goals and objectives relevant to CEO compensation, coordinating the evaluation of the CEO’s performance with the non-executive Chairman in light of those goals and objectives, and approving the CEO’s compensation level based on this evaluation. The Compensation Committee is responsible for reviewing on an annual basis and recommending to the Board of Directors for its approval, for the CEO and the next four highest paid officers of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements and change in control agreements or provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits. The Compensation Committee is responsible for fixing and determining awards to employees of stock or stock options pursuant to the Company’s Equity Incentive Plan(s) now or from time to time in effect and exercising such power and authority as may be permitted or required by such plans. The Compensation Committee is responsible for advising the Board on the development of management and the executive succession planning process within the Company.
Annual Committee Review of Charter and Performance Evaluation
     As required by the Compensation Committee’s Charter, in early 2006 the Compensation Committee reviewed the Charter and conducted an annual performance evaluation, the results of which have been discussed with the Compensation Committee members and shared with the Company’s Corporate Governance Committee.
Compensation Principles
     The Company’s executive compensation program is structured to help the Company achieve its business objectives by:

•	setting compensation levels designed to attract and retain superior executives in a highly competitive environment;

•	providing incentive compensation that ties directly with both Company financial performance and individual contribution to that performance; and

•	linking compensation to elements that affect short and long-term stock performance.
     The Compensation Committee believes the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. In this regard, the Compensation Committee believes executive compensation should be comprised of cash and equity-based programs which reward performance not only as measured against the Company’s specific annual and long-term goals, but also which recognize that the Company operates in a competitive environment and that performance should be evaluated as compared to industry peers. The equity-based compensation plans assure that key officers have a meaningful stake in the Company, the ultimate value of which is dependent on the Company’s continued long-term success, and that the interests of executive officers are thereby aligned with those of the shareholders.
Components of Executive Compensation
     The compensation program for Executive Officers consists of the following three components:

•	base salary;

•	the Short-Term Incentive Plan; and

•	the 1999 Equity Incentive Plan.
Base Salary
     The Compensation Committee recommends the base salary of the Chief Executive Officer (hereinafter, the “CEO”) and the base salaries of the Company’s next four highest paid executive officers to the Company’s Board of Directors. The same compensation principles are applied in setting the salaries of all other executive officers to assure that salaries are fairly and competitively established. Salary ranges are determined for each executive position based upon survey data that is compiled by Mercer Human Resource Consulting on the Company’s peer group. The Company’s peer group consists of reasonably comparable regional bank holding companies and other Indiana-based banks. Relevant peer group data is used rather than the NYSE Financial Index because the peer group companies resemble more closely the asset size and operations of the Company.
     From survey data, salary ranges are established each year for the CEO and other executive positions within the organization. These ranges are designed so that the mid-point of the salary range is approximately the 50th percentile of base salaries paid to comparable positions across a broad spectrum of comparable regional bank holding companies. Within these established ranges, actual base salary adjustments are made periodically in accordance with the guidelines of the Company’s salary administration program and performance review system. Continuous outstanding performance over an extended period of time could result in a salary at the top end of the established range whereas undistinguished performance could result in compensation at the lower end of the range. In 2005, the base salaries for the executive officers as a group and the CEO were within the established salary ranges.
Short Term Incentive Plan
     The Company’s shareholders adopted the Old National Bancorp Short-Term Incentive Compensation Plan (the “STIP”) for selected salaried employees effective January, 2005. The STIP provides for an annual incentive bonus to be paid to certain employees of the Company based on the achievement of pre-established quantitative goals. The STIP is a performance-based compensation plan as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and payments under the STIP are intended to qualify for tax deductibility under Section 162(m) of the Code.
     In 2005, the incentive bonus under the STIP was based on the level of achievement of certain performance goals that were established by the Compensation Committee. The performance criteria for 2005 included the Company’s earnings per share, business unit operating income, where applicable, and total risk adjusted revenue. For 2005, earnings per share thresholds established by the Compensation Committee were not achieved, and no STIP payouts were made.
     The minimum incentive award that an employee can earn under the STIP is 5% of the participant’s base salary. The award level is based upon the Company’s and the individual participant’s performance. The Company limits the amount of the award an employee or the CEO may earn under the STIP to 200% of the employee’s incentive opportunity, which ranges from 10% to 75% of base salary, for achieving targeted performance. The CEO’s minimum award opportunity was 37.5% of base salary for 2005.
1999 Equity Incentive Plan
     The Company maintains the 1999 Equity Incentive Plan (the “Plan”). The Board and the Compensation Committee believe that this long-term, stock-based incentive plan enhances the Company’s ability to attract, retain and reward management and provides the Company with the ability to develop incentive programs which are responsive to the demands of the marketplace. The Compensation Committee also believes that performance-based restricted stock afford a desirable long-term compensation method because it closely aligns the interests of management with those of shareholders. One Hundred Fifty (150) key officers, including those listed in the Summary Compensation Table, participate in the Plan. During 2005, the Compensation Committee granted 207,100 performance-based restricted stock grants to certain key officers. In determining the equity grants to the CEO, as well as other named officers in the Summary Compensation Table, the Compensation Committee took into account the respective scope of responsibility, performance requirements and recent and expected contributions of the Plan participants to the Company’s achievement of its long-term performance objectives.
Discussion of 2005 Compensation for the CEO
     Mr. Robert G. Jones has served as Chief Executive Officer of the Company since September 7, 2004. In establishing the cash-based and equity-based elements of Mr. Jones’ compensation for 2005, the Compensation Committee made an overall assessment of Mr. Jones’ leadership in establishing the Company’s long-term and short-term strategic, operational and business goals. Mr. Jones’ total compensation reflects a consideration of these competitive issues and the Company’s performance.
     The Compensation Committee analyzed compensation levels of other chief executive officers of comparable regional bank holding companies. Based on this information, the Compensation Committee determined a median around which the Compensation Committee built a competitive range for cash-based and equity-based elements of the compensation package. As a result of this review, the Compensation Committee determined a mix of base salary and bonus opportunity, along with an equity position to align Mr. Jones’ compensation with the performance of the Company. The resulting total compensation package was within a competitive range for CEOs in companies comparable in size and complexity to the Company.
     Additionally, as part of the review process, the Compensation Committee assessed the Company’s financial and business results compared to other companies within the banking industry and the Company’s financial performance relative to its financial performance in prior periods and to its financial goals.
     For the fiscal year 2005, the specific recommendation for Mr. Jones positioned his target total cash compensation at $1,050,032: his annual base salary was set at $600,018 with a $450,014 bonus opportunity under the STIP. The performance objectives for Mr. Jones’ bonus opportunity under the STIP were based on the Company’s earnings per share. For 2005, Mr. Jones did not receive a payout under the STIP since the performance objectives were not achieved.
     In determining the equity grant for Mr. Jones, the Compensation Committee evaluated his total direct compensation compared to CEO’s of comparable companies and determined that an award of performance-based restricted stock of 25,000 shares of Company common stock was appropriate.
Compensation Committee Interlocks and Insider Participation
     As noted above, the Compensation Committee is comprised of four non-employee directors: Messrs. Ellerbrook, Dunigan, Barnette and Ms. Soyugenc. No member of the Compensation Committee is or was formerly an officer or employee of the Company. No executive officer of the Company currently serves or in the past year has served as a member of the compensation committee or board of directors of another company of which an executive officer serves on the Compensation Committee of the Company. Nor does any executive officer of the Company serve and in the past year no executive officer has served as a member of the compensation committee of another company of which an executive officer serves as a director of the Company.
2005 Work of the Compensation Committee
     The Compensation Committee expanded its charter in 2005 to include the oversight of the development and success of key executives of the Company. In fulfilling this role, the Compensation Committee reviewed the talent development and executive succession planning process within the Company to ensure it is effectively managed and that there is a sufficient pool of qualified candidates within the Company to fill senior leadership positions as part of the Company’s executive succession planning and development process.
     During 2005, the Compensation Committee established stock ownership guidelines for Board members and the nine members of the Company’s Executive Leadership Group. These guidelines are designed to align the executive management and shareholder interests and encourage long term stock ownership in the Company. The guidelines provide that, by the end of 2010, the Company’s Executive Leadership Group must attain an investment position in Company stock equal to a multiple of three to five times of their base salary and the non-employee members of the Company’s Board of Director’s must attain an investment position in Company stock of at least $100,000.
Summary
     The Compensation Committee is made up of non-employee Directors who do not participate in any of the compensation plans they administer. The Compensation Committee approves or endorses all the programs that involve compensation paid or awarded to senior executives.
     The Compensation Committee is responsible for seeing that the Company’s compensation program serves the best interest of its shareholders. To help meet this responsibility, the Compensation Committee is guided by an independent analysis of the competitiveness of the Company’s executive compensation. The Compensation Committee also considers the results of the salary surveys described above.
     In the opinion of the Compensation Committee, the Company has an appropriate and competitive compensation program. The combination of sound base salary, competitive short term bonuses, and emphasis on long term incentives provides a balanced and stable foundation for effective executive leadership.
Submitted by:
Members of the Compensation and Management Development Committee
Niel C. Ellerbrook, Chairman
Joseph D. Barnette, Jr.
Larry E. Dunigan
Marjorie Z. Soyugenc

EXECUTIVE COMPENSATION AND OTHER INFORMATION
        The following Summary Compensation Table shows the annual compensation paid by the Company to its Chief Executive Officer for 2005 and each of the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as Executive Officers as of December 31,2005 (the “Named Executive Officers”). The compensation of each of the Named Executive Officers is reported for each of the last three years.
SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Award(s)

					(3)
				(2)	Securities			(5)
				Other	Underlying		(4)	All
		Base	(1)	Annual	Options		LTIP	Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Granted		Payouts	Compensation

					(#)	($)
Robert G. Jones*	2005	$600,018	$0	$45,550	0	$0	$0	$3,231
President and	2004	193,582	200,000	14,845	26,250	126,262	0	0
Chief Executive Officer	2003	—	—	—	—	—	—	—

Michael R. Hinton	2005	$393,390	$0	$28,070	0	$0	$0	$17,230
Senior Executive Vice	2004	406,775	186,504	24,915	15,750	61,898	0	45,705
President	2003	375,102	0	3,658	143,325	599,099	0	42,906
Chief Operating Officer

Annette W. Hudgions	2005	$247,426	$0	$8,892	0	$0	$0	$9,933
Executive Vice President	2004	223,934	14,004	13,279	4,200	16,506	0	25,592
Chief Administrative Officer	2003	208,980	40,419	9,464	44,100	184,338	14,045	22,319

Daryl D. Moore	2005	$293,259	$0	$9,348	0	$0	$0	$10,651
Executive Vice President	2004	303,868	101,115	33,399	6,300	24,759	0	32,438
Chief Credit Officer	2003	286,118	0	7,261	83,790	350,242	0	33,933

Christopher A. Wolking	2005	$244,486	$0	$7,296	0	$0	$0	$11,749
Executive Vice President	2004	184,384	34,004	11,932	2,100	8,253	0	19,410
Chief Financial Officer	2003	171,780	58,240	6,833	27,563	115,213	0	15,138

(1)	These amounts represent bonuses payable pursuant to the STIP.

(2)	Other Annual Compensation includes the following for Jones, Hinton, Hudgions, Moore and Wolking for 2005: restricted stock dividends of $38,950, $21,470, $8,892, $9,348, and $7,296 for each, respectively. Other Annual Compensation includes the following for Jones for 2004: (i) relocation costs of $7,703 and (ii) restricted stock dividends of $4,750. Other Annual Compensation for Hinton, Hudgions, Moore and Wolking for 2004 includes 50% of the fair market value of a company car of $17,400, $11,759, $11,788 and $11,759 for each, respectively. In consideration of the transfer of the company car, each such person paid the Company the remaining fair market value. Other Annual Compensation for Moore for 2004 also includes a stock award of $14,004. Other Annual Compensation for Hinton, Hudgions, Moore and Wolking for 2003 represents the use of company car in the amounts of $3,658, $9,464, $7,261 and $6,833 for each, respectively.

(3)	The number of options listed above have been adjusted to reflect stock dividends. Dollar amounts presented represent the Black-Scholes values for the stock options as of the applicable grant date. The values do not take into account stock price appreciation or depreciation from the date of grant.

(4)	During 2004 and 2005, performance-based restricted stock grants were awarded to the Named Executive Officers. The aggregate number of shares of performance-based restricted stock held as of December 31, 2005, and the value thereof as of such date, were as follows: Jones: 51,250 shares ($1,109,050); Hinton: 28,250 shares ($611,330); Hudgions: 11,700 shares ($253,188); Moore: 12,300 shares ($266,172); and Wolking: 9,600 shares ($207,744). The 2005 and 2004 grants could be earned on December 31, 2007 and December 31, 2006, respectively, based on Old National’s results for three performance factors to a comparator financial peer group. The performance-based restricted grants are subject to forfeiture conditions. See also, the “Long Term Incentive Plans-Awards in Last Fiscal Year” table on page 21.

(5)	All Other Compensation includes the following for Jones, Hinton, Hudgions, Moore and Wolking for 2005: (i) Company contribution to the Old National Bancorp Employee Stock Ownership and Savings Plan of $3,231, $8,400, $8,400, $8,400 and $8,400, for each Named Executive Officer, respectively; and (ii) Company contribution to the 2005 Executive Deferred Compensation Plan of $0, $8,838, $1,533, $2,251, $3,349 and for each Named Executive Officer, respectively.

*	Mr. Jones became President and Chief Executive Officer of the Company effective September 7, 2004.

Stock Option Grants
     No stock options were granted to any Old National executive officer for service during 2005.
Stock Option Exercises and Final Year-End Values
     The following table sets forth information concerning the fiscal year-end number and value of unexercised options, and the number of options exercised during fiscal year 2005, with respect to each of the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		At Fiscal Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert G. Jones	—	—	26,250	0	$0	$0
Michael R. Hinton	—	—	357,130	0	$257,537	$0
Annette W. Hudgions	—	—	115,696	0	$84,490	$0
Daryl D. Moore	—	—	288,145	0	$188,949	$0
Christopher A. Wolking	—	—	72,388	0	$49,787	$0

(1)	Based on the fair market value of the Company’s Common Stock at fiscal year end ($21.64 per share), and such value is equal to the closing price as reported by the NYSE at December 30, 2005, less the exercise price payable for such shares.
Long-Term Incentive Plan — Awards in Last Fiscal Year
     The following table sets forth information concerning long-term incentive awards made to the Named Executive Officers during fiscal year 2005.

			Estimated Future Payouts
			under Non-Stock
			Price-Based Plans(3)

(a)		(c)	(d)	(e)	(f)
	(b)	Performance
	Number of	or Other
	Shares, Units	Period Until
	or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)(1)	Payout (2)	(#)	(#)	(#)

Robert G. Jones	25,000	3 years	6,250	25,000	50,000
Michael R. Hinton	12,500	3 years	3,125	12,500	25,000
Annette W. Hudgions	7,500	3 years	1,875	7,500	15,000
Daryl D. Moore	6,000	3 years	1,500	6,000	12,000
Christopher A. Wolking	7,500	3 years	1,875	7,500	15,000

(1)	This column represents performance-based restricted stock grants awarded under the Company’s 1999 Equity Incentive Plan by the Compensation and Management Development Committee on January 27, 2005 (the “2005 Grants”). The 2005 Grants could be earned on December 31, 2007 based on Old National’s results for three performance factors to a comparator financial peer group. The performance factors include (1) Relative Total Shareholder Return (stock price appreciation plus dividends paid) of the Common Stock measured, (2) Earnings Per Share (EPS) Growth, and (3) Book Value Per Share (BVPS) Growth. The market value of the shares on the date of grant is determined by the market price on the date of grant. The Company’s practice is to pay dividends on restricted shares directly to the officers awarded the shares.

(2)	The measurement period for the 2005 Grants commenced on January 1, 2005 and will conclude on December 31, 2007.

(3)	As discussed in footnote one, the amount of the 2005 Grants will be determined by the Company’s performance relative to its peer group. Performance below the 35th percentile in the peer group will result in a complete forfeiture of the 2005 Grant. Performance at the 35th percentile will result in the threshold payment, shown in column (d), equal to 25% of the initial 2005 Grant, which is shown in column (b), and also shown in column (e). Performance at the 50th percentile within its peer group will result in the target payment equal to the initial 2005 Grant in column (b) and column (e). Performance at the 75th percentile or greater within its peer group will result in the maximum payment equal to 200% of the initial 2005 Grant, shown in column (f).

Retirement Plan
     The Old National Bancorp Employees’ Retirement Plan (the “Retirement Plan”) is a qualified, defined benefit, non-contributory pension plan. The Retirement Plan was frozen as of December 31, 2001, except for employees who were at least age 50 or who had 20 years of credited service as of December 31, 2001. As of December 31, 2005, the Retirement Plan was frozen for all remaining employees in the Retirement Plan. Prior to December 31, 2001, the Retirement Plan covered substantially all employees of the Company and its subsidiaries and affiliates with one or more years of service with the Company or its subsidiaries and affiliates, and with credited service accruing from the date of employment, provided that the employee did not have less than 1,000 hours of service (as defined in the plan) during such period.
     The amount of annual contribution attributable to specific individuals cannot be determined in a meaningful manner. The following table shows the estimated annual pensions payable to eligible employees upon retirement at age 65. The amounts shown do not reflect any reduction related to Social Security earnings or for the survivor benefit features of the Retirement Plan, the application of which would reduce the amount of pension payable.
Pension Plan Table (1)

	Years of Service

Final Average Salary	5	10	15	20	25	30	35 & Up

$100,000	$7,250	$14,500	$22,750	$31,000	$40,750	$50,500	$60,250
150,000	10,875	21,750	34,125	46,500	61,125	75,750	90,375
200,000	14,500	29,000	45,500	62,000	81,500	101,000	120,500
250,000	18,125	36,250	56,875	77,500	101,875	126,250	150,625
300,000	21,750	43,500	68,250	93,000	122,250	151,500	180,750
350,000	25,375	50,750	79,625	108,500	142,625	176,750	210,875
400,000	29,000	58,000	91,000	124,000	163,000	202,000	241,000
450,000	32,625	65,250	102,375	139,500	183,375	227,250	271,125
500,000	36,250	72,500	113,750	155,000	203,750	252,500	301,250
550,000	39,875	79,750	125,125	170,500	224,125	277,750	331,375
600,000	43,500	87,000	136,500	186,000	244,500	303,000	361,500

(1)	The law in effect at December 31, 2005 prohibited the distribution of benefits from the Retirement Plan in excess of $170,000 per year expressed as a straight life annuity. It also prohibited compensation in excess of $210,000 to be used in the computation of the retirement benefit. Both amounts are indexed for inflation.
     The Retirement Plan provides for the payment of monthly benefits in a fixed amount upon attainment of age 65. As a normal form of benefit, each eligible participant is entitled to receive a monthly pension for his or her life based on years of service and “average monthly compensation” (which excludes bonuses). In general, the formula for determining the amount of a participant’s monthly pension is average monthly compensation multiplied by 1.45% for the first 10 years of service, 1.65% for the next 10 years of service, and 1.95% for the next 15 years of service, less any amount related to Social Security earnings. In general, the amount of the reduction is .59% of average monthly compensation (up to a maximum of 125% of covered compensation) multiplied by all years of service up to 35 years of service. The standard retirement benefit for married participants is payable in the form of a joint and survivor annuity in an amount which is actuarially equivalent to the normal form of benefit. Instead of an annuity, participants may elect to receive a single sum cash settlement upon retirement in an amount that is actuarially equivalent to the participant’s normal form of benefit.

     2005 base salary figures for the CEO and the other Names Executive Officers of the Company are set forth in the Summary Compensation Table on page 20. As of December 31, 2005, Mr. Hinton had 25 years of credited service; Mr. Moore, 26 years; and Ms. Hudgions, 16 years. Messrs. Jones and Wolking are not accruing benefits under this Plan.
     For certain employees, in addition to the persons listed in the Summary Compensation Table, whose annual retirement income benefits under the Retirement Plan exceed the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified defined benefit pension plans may not exceed $170,000), such excess benefits will be paid from the Retirement Plan.
Agreements with Certain Officers
     During the first quarter of 2005, the Company entered into new Change of Control and Severance Agreements with Robert G. Jones, Michael R. Hinton, Annette W. Hudgions, Daryl D. Moore and Christopher A. Wolking. Pursuant to the Severance Agreements, the Company shall provide the Named Executive Officers with the “Benefits”, as defined below, upon any termination of employment for any reason except termination for Cause (as defined in the Severance Agreement), disability, voluntary retirement, resignation, in connection with or following a Change of Control, as defined in the Change of Control Agreements, or the death of the Named Executive Officer. In addition, the Company should provide the Benefits, if during the term of the Severance Agreement the Named Executive Officer terminates the agreement no later than 90 days after the happening of one or more of the following events: (i) without the Named Executive Officer’s express written consent, the assignment of the Named Executive Officer to any duties materially inconsistent with his positions, duties, responsibilities, or status with the Company as of the date of the Severance Agreement, or any removal from, or any failure to re-elect the Named Executive Officer to any position held by the Named Executive Officer as of the date of the Severance Agreement; (ii) a reduction by the Company in the compensation or benefits of the Named Executive Officer in effect as of the date of the Severance Agreements, or any failure to include the Named Executive Officer in any incentive, bonus or benefit plans as may be offered by the Company from time to time to other similarly-situated employees; or (iii) a requirement the Named Executive Officer be based anywhere other than within 50 miles from his personal residence.
     The “Benefits” mentioned above include a lump sum single payment equal to the Named Executive Officer’s “Week of Pay”, as defined below, multiplied by the greater of 52 or two times his number of years of service (Mr. Jones’ Severance Agreement defines “Benefits” as a lump sum single payment equal to his Week of Pay multiplied by 104). “Week of Pay” is the annual base salary then in effect, plus the targeted cash incentive the Named Executive Officer would have been eligible to receive in the year in which the termination occurs divided by 52.
     The Change of Control Agreements provide the Named Executive Officers with a single lump sum payment equal to the Named Executive Officer’s base salary and benefits accrued through the last day of employment plus a lump sum single cash payment equal to 2.999 times the Base Amount (Mr. Moore’s and Ms. Hudgion’s Change of Control Agreement provides for 2.0 times the Base Amount), as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”), upon any termination of the Named Executive Officer’s employment by the Company during the two year period following the first Change of Control, unless the termination is for Cause (as defined in the Change of Control Agreements), disability of the Named Executive Officer, voluntary retirement or death of the Named Executive Officer. In the event the amount of payment to be received by the Named Executive Officer constitutes a payment greater than or equal to 110 percent of an “excess parachute payment,” as such term is defined by Section 280G(b) of the Code, then any excise tax or surtax that the Named Executive Officer incurs will be grossed up in full for such excise tax or surtax so that the Named Executive Officer will retain the same amount the Named Executive Officer would have retained if Section 280G of the Code did not apply. In the event the amount of payment to be received by the Named Executive Officer is greater than 100 percent, but less than 110% of the “excess parachute payment,” then the amount of payment to the Named Executive Officer is $1.00 less than three times the “base amount,” as defined in Section 280G of the Code and regulations promulgated thereunder.

     The lump sum payments described above are also provided to the Named Executive Officer if he terminates his employment during the two-year period following a Change of Control after one of the following events: (i) the assignment of the Named Executive Officer to any duties materially inconsistent with his positions, duties, responsibilities, or status with the Company immediately prior to the Change of Control, substantial reduction of the Named Executive Officers duties or responsibilities or any failure to re-elect the Named Executive Officer to any position held by the Named Executive Officer prior to the Change of Control; (ii) a reduction by the Company in the compensation or benefits of the Named Executive Officer in effect immediately prior to the Change of Control, or any failure to include the Named Executive Officer in any incentive, bonus or benefit plan as may be offered by the Company from time to time to other similarly-situated employees; (iii) a requirement the Named Executive Officer be based anywhere other than within 50 miles of the location at which the Named Executive Officer was based immediately prior to the Change of Control; (iv) any purported termination of the Named Executive Officer’s employment for cause or for disability without grounds; (v) any failure of the Company to obtain the assumption of the obligation to perform under the Change of Control Agreement by any successor; or (vi) any material breach by the Company of the Change of Control Agreement or any other material written agreement between the Company and the Named Executive Officer, any failure by the Company to carry out any of its obligations under the Change of Control Agreement or any other material written agreement between the Company and the Named Executive Officer.

SHAREHOLDER RETURN PERFORMANCE COMPARISONS
        The Company is required to include in this proxy statement a line graph comparing cumulative five-year total shareholder returns, assuming reinvestment of dividends, for the Company’s common stock to cumulative total returns of a broad-based equity market index and a published industry index.
TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on 12/31/00)
     The comparison of shareholder returns (change in December year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 2000, in common stock of each of the Company, the Russell 2000 Index, and the NYSE Financial Index with investment weighted on the basis of market capitalization.
TRANSACTIONS WITH MANAGEMENT AND OTHERS
        The Executive Officers and Directors of the Company are at present, as in the past, customers of one or more of the Company’s subsidiaries and have had and expect in the future to have similar transactions with the subsidiaries in the ordinary course of business. In addition, some of the Executive Officers and Directors of the Company are at present, as in the past, officers, Directors or principal shareholders of corporations which are customers of these subsidiaries and which have had and expect to have transactions with the subsidiaries in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.
     During 2005, the Company paid $4,647,112.20 for engineering, design and construction services to Industrial Contractors, Inc. in connection with its role as general contractor for the construction of the Company’s new headquarters building in Evansville and for renovations to the Operations Center in Evansville and for work at other Old National Bank branch locations. Alan W. Braun, Chairman, President and CEO of Industrial Contractors Inc., is currently a Director of the Company.

ITEM 2. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT ACCOUNTANTS
        The Board of Directors proposes the ratification by the shareholders at the Annual Meeting of the Audit Committee’s appointment of Crowe Chizek and Company LLC, Indianapolis, Indiana, as independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 2006. Although ratification by the shareholders of the Company’s independent accountants is not required, the Company deems it desirable to continue its established practice of submitting such selection to the shareholders. In the event the appointment of Crowe Chizek and Company LLC is not ratified by the shareholders, the Audit Committee of the Board of Directors will consider appointment of other independent accountants for the fiscal year ending December 31, 2006. A representative of Crowe Chizek and Company LLC will be present at the Annual Meeting and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.
     On November 7, 2005, the Audit Committee of the Board of Directors of the Company approved the dismissal of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, effective upon the completion of services related to the audit of the December 31, 2005 financial statements and the engagement of Crowe Chizek and Company LLC as independent registered public accounting firm for the fiscal year ending December 31, 2006. A representative of PricewaterhouseCoopers LLP will not be present at the Annual Meeting.
     The audit reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle, except that the report on the consolidated financial statements of the Company for the years ended December 31, 2005 and 2004 contained an explanatory paragraph stating that the “2004 and 2003 consolidated financial statements have been restated.”
     In connection with the audits of the Company’s financial statements as of December 31, 2005 and 2004 and for the years then ended and through the date of this filing, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.
     Based upon their evaluation, management of the Company concluded that as of the end date for each of the fiscal years ended 2004, 2003, 2002, a material weakness in the Company’s internal control over financial reporting relating to the accounting for certain derivative transactions existed. PricewaterhouseCoopers LLP also advised the Company of the material weakness in the Company’s internal control over financial reporting relating to the accounting for certain derivative transactions.
     During the Company’s last two fiscal years ended December 31, 2005 and 2004 and through the date of this filing, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except that PricewaterhouseCoopers LLC advised the Company of the material weakness described above and discussed the matter with the Audit Committee of the Board of Directors. The Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of a successor auditor concerning the subject matter of the reportable event described above.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2007 ANNUAL MEETING
        Proposals submitted by shareholders under Rule 14a-8 of the SEC to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than November 1, 2006, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company at P.O. Box 718, Evansville, Indiana 47705-0718. If notice of any other shareholder proposal intended to be presented at the 2007 Annual Meeting of Shareholders is not received by the Company on or before December 30, 2006, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company’s proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.
     All nominations of persons to serve as Directors of the Company must be made in accordance with the requirements contained in the Company’s By-Laws. See the description of the nomination procedures contained in the Corporate Governance and Nominating Committee Report on pages 13 through 15.
VOTE REQUIRED
        The nominees for election as Directors of the Company named in this proxy statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.
ANNUAL REPORT
        UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER WHO DOES NOT OTHERWISE RECEIVE A COPY OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WHICH IS REQUIRED TO BE FILED WITH THE SEC FOR THE Year Ended December 31, 2005. ADDRESS ALL REQUESTS TO:
CANDICE JENKINS, SENIOR VICE PRESIDENT & CONTROLLER
OLD NATIONAL BANCORP
P. O. BOX 718
EVANSVILLE, INDIANA 47705-0718
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers and persons who beneficially own more than 10% of the Company common stock shares to file with the SEC reports showing ownership of and changes of ownership in the Company’s common shares and other equity securities. On the basis of reports and representations submitted by the Company’s Directors, Executive Officers, and greater-than-10% owners, the Company believes that all required Section 16(a) filings for fiscal year 2005 were timely made except for one late report on Form 3 for Christopher A. Wolking, Chief Financial Officer of the Company. The report was filed on January 27, 2006 relating to 1,733.917 shares of the Company acquired by Mr. Wolking prior to January 21, 2005, when he became subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
OTHER MATTERS
        The Board of Directors of the Company does not know of any matters for action by shareholders at the 2006 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. However, the enclosed proxy will confer upon the named proxies discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, Directors and Officers of the Company and its subsidiaries may solicit proxies personally, by telephone or in person, but such persons will not be specially compensated for their services. No solicitations will be made by specially engaged employees of the Company or other paid solicitors.
     It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, sign and return their proxies in order that a quorum for the Annual Meeting may be assured. You may also vote your proxy by Internet. If you do not vote your proxy by Internet, then it may be mailed in the enclosed envelope, to which no postage need be affixed.
     In an effort to reduce printing costs and postage fees, the Company has adopted a practice whereby shareholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of this proxy statement and the 2005 annual report unless one or more of these shareholders notifies the Company that they wish to receive individual copies of these materials. The Company will deliver promptly upon written or oral request a separate copy of this proxy statement and its 2005 annual report to any shareholder at a shared address to which a single copy of those materials was sent. If a shareholder shares an address with another shareholder and received only one copy of this proxy statement and the annual report this year but would like to receive a separate copy of these materials in the future, or if a shareholder received multiple copies of this proxy statement and the 2005 annual report but would like to receive a single copy of the Company’s proxy statement and annual report in the future, please contact the Company’s Shareholder Services Department by phone at 812-464-1296 or 1-800-677-1749, by mail at P.O. Box 929, Evansville, Indiana 47706-0929, or via email at shareholderservices@oldnational.com.

Appendix I
OLD NATIONAL BANCORP
AUDIT COMMITTEE CHARTER
Purpose
     The Audit Committee is appointed by the Board of Directors to assist in monitoring and oversight of:

1. The integrity of the financial statements of the Company;

2. The independent auditor’s qualifications and independence;

3. The Company’s system of internal controls;

4. The performance of the Company’s internal audit function and independent auditors;

5. The Company’s Code of Conduct process; and

6. The compliance by the Company with legal and regulatory requirements.
     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (SEC) to be included in the Company’s annual proxy statement.
Committee Membership
     The Audit Committee shall consist of no fewer than 3 members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and the rules and regulations of the SEC. At least one member of the Committee shall be a financial expert as defined by the SEC. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance & Nominating Committee.
Meetings
     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet with management, the internal auditor and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s in-house or outside counsel to attend a meeting of the Committee.
Committee Authority and Responsibilities
     The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
     The Audit Committee shall preapprove all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate to subcommittees, consisting of one or more members when appropriate, the authority to grant preapprovals of audit and permitted non-audit services, provided those approvals are presented to the Audit Committee at the next scheduled meeting.
     The Audit Committee shall have the authority, as it deems necessary or appropriate, to retain independent legal counsel, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.
     The Audit Committee has responsibility for general oversight of the Company’s compliance with banking laws and regulations. Primary responsibility for compliance activities is with the Risk and Credit Policy Committee, of which at least one member of the Audit Committee shall be a member. The Audit Committee shall regularly meet with the Company’s Chief Risk Officer to review updated risk assessments, review summary reports of compliance reviews and receive updates regarding regulatory matters.
     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any changes to the Board for approval. The Audit Committee shall review annually its own performance.
     The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Review and discuss with management, and where appropriate, the independent auditors, the Company’s financial disclosures in press releases, earnings releases and registration statements, including the use of “pro-forma” or adjusted non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. (Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made).

This process should also include the discussion of presentations to be made at industry, investor or other conferences which may be performed by the Audit Committee chairman in the absence of the full committee review.

4.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of internal control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s From 10-K.

6.	Review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
Oversight of the Company’s Relationship with the Independent Auditor

11.	Review and evaluate the lead partner of the independent auditor team.

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.	Ensure the rotation of the audit partners as required by law. Consider, whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15.	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit and review material changes to the audit on a quarterly basis.
Oversight of the Company’s Internal Audit Department

17.	Oversee the internal audit function of the Company, including the independence and authority of its reporting obligations.

18.	Review and approve the proposed audit plans for the coming year, including coservicing agreements, as well as any material changes to the internal audit plan.

19.	Review and approve the charter of the internal audit department, along with any material changes.

20.	Review and approve significant operating policies of the internal audit department and the department’s Audit Standards Manual, as well as any material changes.

21.	Review and approve, at least annually, the risk assessments prepared by the internal audit department.

22.	Review and approve annually the continued appointment of the senior internal auditing executive; annually review and concur with the overall performance rating and compensation of the senior auditing executive; review and approve the dismissal or reprimand of the senior auditing executive; and review and approve any new senior internal auditing executive.

23.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

24.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance and Loan Review Oversight Responsibilities

25.	On a quarterly basis, review with the Chief Risk Officer and/or the Chief Compliance Officer the Company’s compliance programs and the Company’s monitoring of compliance with such programs.

26.	Monitor and remain well informed about the loan review function of the Company, including the independence and authority of its reporting.

27.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

28.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

29.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30.	Discuss with management and the independent auditor any correspondence and/or commitments with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies or compliance with applicable laws and regulations.

31.	Discuss with the Company’s General Counsel significant legal matters that may have a material impact on the Company’s financial statements or the Company’s compliance policies and internal controls.
Limitation of Audit Committee’s Role
     While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, and are in accordance with generally accepted accounting principles and applicable rules and regulations. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control, and the independent auditors are responsible for auditing the financial statements.

OLD NATIONAL BANCORP
One Main Street
Evansville, Indiana 47708

___________
___________
INTERNET VOTING INSTRUCTIONS
You can vote by Internet 24 hours a day, 7 days a week.
To vote online, have the voting form in hand, go to www.oldnational.com and follow the simple online instructions.
Note: If voting by Internet, your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your Proxy Card. The Internet voting facilities will close at 12:00 p.m. (Central Time Zone) on April 26, 2006.
VOTE BY MAIL
On the reverse side, please mark your Proxy Card. Then sign, date, and return the Proxy Card in the enclosed postage-paid envelope. If you VOTE BY INTERNET, please DO NOT RETURN YOUR PROXY CARD IN THE MAIL.
SIGN AND DATE THIS CARD.
¯ DETACH PROXY CARD HERE ¯

3.	The Proxies are hereby granted authority to vote, in their discretion, upon such other business as may properly come before the April 27, 2006 Annual Meeting and any adjournments or postponements thereof.
This PROXY, when properly executed, will be voted in the manner directed herein by the undersigned SHAREHOLDER(S).
If no direction is made, this PROXY WILL BE VOTED FOR Proposals 1 and 2.
ALL EARLIER PROXIES ARE HEREBY REVOKED.

Signature(s)	Date

Signature(s)	Date

Joint owners should each sign personally. Trustees, corporate officers and others signing in a representative capacity should indicate the capacity in which they sign.

ADMISSION TICKET
PLEASE BRING THIS TICKET TO THE ANNUAL MEETING.
It will expedite your admittance when presented upon your arrival.
OLD NATIONAL BANCORP
2006 Annual Meeting of Shareholders
Thursday, April 27, 2006, at 10:00 a.m. Central Daylight Time
The Centre, 715 Locust Street, Evansville, Indiana
RETAIN ADMISSION TICKET.
¯ DETACH AND RETURN R.S.V.P. CARD HERE. ¯

PLEASE RESPOND BY APRIL 17, 2006
Kindly print your name(s) ___________________________________________
_____________________ # of people attending meeting only.
_____________________ # of people attending meeting and luncheon.
Please return R.S.V.P. card with your Proxy in the enclosed envelope.
¯ DETACH PROXY CARD HERE ¯

OLD NATIONAL BANCORP
PROXY
This Proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 27, 2006, and any adjournments or postponements thereof.
The undersigned hereby appoints Stephan E. Weitzel, Peter B. Mogavero, and Jeffrey L. Knight, and each of them singly, as Proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as indicated herein, all the shares of common stock of OLD NATIONAL BANCORP held of record by the undersigned on February 21, 2006, and which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 27, 2006, and all adjournments or postponements thereof, on the following matters.
1.	The election of Directors in Class I as indicated below to serve for a three-year term and until the election and qualification of their respective successors. (Mark only one box below.)

01 – Joseph D. Barnette, Jr.	02 – Larry E. Dunigan	03 – Phelps L. Lambert	04 – Marjorie Z. Soyugenc
☐  FOR ALL NOMINEES LISTED HEREIN (except as indicated below)                ☐  WITHHOLD AUTHORITY FOR ALL NOMINEES
Instruction: To withhold authority to vote for any individual nominee, print the number(s) of the nominee(s) on the line provided.___________________________
2.	Ratification of the appointment of Crowe Chizek and Company LLC, as independent accountants of OLD NATIONAL BANCORP and its subsidiaries for the fiscal year ending December 31, 2006.

FOR ☐	AGAINST ☐	ABSTAIN ☐